UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 5, 2013
THQ INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18813	13-3541686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (818) 871-5000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
Monthly Operating Report
As previously disclosed, on December 19, 2012, THQ, Inc. (the “Company”) and certain of its subsidiaries, (together with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).
On February 5, 2013, the Debtors filed their monthly operating report for the reporting period of December 19, 2012 through December 29, 2012 (the “December 2012 Report”) with the Bankruptcy Court and submitted the December 2012 Report to the Office of the United States Trustee. The December 2012 Report is furnished with this Current Report on Form 8-K as Exhibit 99.1.
The December 2012 Report contains unaudited financial information that has not been reviewed by independent accountants, is limited to the Debtors and is in a format prescribed by applicable bankruptcy laws. The financial information related to the Debtors included in the December 2012 Report has been prepared to conform with specific instructions from the U.S. Trustee and is not presented in accordance with generally accepted accounting principles (“GAAP”) or SEC regulations applicable to financial statements contained in periodic reports filed with the SEC. Preparation of the Debtors' financial statements in accordance with GAAP could result in material reconciliations and adjustments to certain financial information presented in the December 2012 Report.
The December 2012 Report also may contain information for periods that are different from those contained in the reports the Company has filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Such information also may not be indicative of the financial condition or operating results of the Company and its subsidiaries for the periods reflected in the Company's financial statements or in its reports pursuant to the Exchange Act, or of future results. The financial information in the December 2012 Report is not presented on a consolidated basis and does not present the consolidated results of the Company. Accordingly, the financial statements in the December 2012 Report cannot be compared with the consolidated financial condition and results of operations that the Company has reported in its Exchange Act filings. Investors and potential investors should not place undue reliance upon the information contained in the December 2012 Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company.
While every effort has been made to assure the accuracy and completeness of the December 2012 Report, errors or omissions may have inadvertently occurred and the Company reserves the right to amend the December 2012 Report as necessary.
Further information about the Company's bankruptcy process is accessible at the Kurtzman Carson Consultants Internet site at http://www.kccllc.net/thq. In addition, documents filed in connection with the Chapter 11 Case (other than documents filed under seal or otherwise subject to confidentiality protections) will be accessible at the Bankruptcy Court's Internet site, www.deb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Additional information may also be found at the Company's website at www.thq.com.

Press Release
On February 26, 2013, the Company issued a press release, which is incorporated herein by reference, relating to the Company's plan to sell the remainder of its intellectual properties via a court-supervised sale process. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Title
99.1	Monthly Operating Report for the period beginning December 19, 2012 and ending December 29, 2012.
99.2	Press release dated February 26, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: February 28, 2013	Name:	Edward L. Kaufman,
	Title:	President

EXHIBIT INDEX

Exhibit No.	Title
99.1	Monthly Operating Report for the period beginning December 19, 2012 and ending December 29, 2012.
99.2	Press release dated February 26, 2013.